Press Release                                      Source: Thomas Equipment Inc.


Thomas Equipment Inc. Reports Second Quarter 2005 Results

CENTERVILLE, New Brunswick--(BUSINESS WIRE)--Feb. 14, 2005--Thomas Equipment Inc. ("Thomas") (OTCBB:TEQI - News) today filed its quarterly report reporting its financial results for the second quarter of fiscal 2005.

Thomas Chairman David M. Marks stated: "Cliff and his team have done a brilliant job of turning around the Thomas unit and continuing the integration our business units. Our recently completed and announced OEM agreements with Kubota and Hyundai Heavy Industries will drive our revenue and results in the third quarter of 2005 and beyond. Cliff and I are confident that we will create tremendous shareholder value, as we continue to build the Thomas business and that of its subsidiaries."

"We are very pleased with our performance in the second quarter of fiscal 2005, which was highlighted by the acquisition of the Thomas business, our dynamic new management team and the success of our "Thomas2" initiative," said Clifford Rhee, President and CEO of Thomas. "We continue to integrate our businesses and ramp up revenue from our recent organic sales growth. Of course, it will take several quarters to normalize the revenue and acquisition successes we have already achieved. We are very pleased with our progress."

Second Quarter Results:

Second quarter 2005 net sales were C$17,844,680.

Reconciliation of earnings following U.S. generally accepted accounting principles with Non-GAAP financial measures (Non-GAAP earnings):

In accordance with the Securities and Exchange Commission's (SEC) Release No. 34-47226 and its related Q&A, TEI supplements its quarterly report filed with the SEC provided in accordance with accounting principles generally accepted in the U.S. with non-GAAP financial measures that exclude those transactions that management do not reasonably expect to be part of recurring business transactions over the long term. TEI's management believes the non-GAAP information provides investors useful information to understand operating results. TEI's management uses such non-GAAP measures internally to evaluate the company's net income and operating performance on a period over period basis, and for planning and forecasting future periods.

Non-GAAP net income (loss) excludes and includes items as listed below:

Reconciliation of GAAP earnings (loss) to Non GAAP earnings (loss):

                                                      THREE MONTHS ENDED
                                                      DECEMBER 31, 2004
                                                      In thousands of Canadian $
                                                      --------------------------

Net Income (Loss) before excluding items to
    normalize results                                         (9,946)

Increase (Decrease) to net Income (loss) for
    normalization:
Elimination of Stock Based Compensation                        7,843
Elimination of start-up related expenditures                     606



Elimination of fair value allocation to inventory
    expensed in determining costs of goods sold                  200
Elimination of Amortization Of Debt Discount and
    Debt Premium                                                 455
Elimination of Capital Leases Amortization                       165
Elimination of Capital Leases related interests                  123
Addition of rent expense in lieu of capital lease               (150)
                                                              ------
Adjustment to Net Income (loss)                                9,242
                                                              ------
Net Income (Loss) after excluding items to
    normalize results                                           (704)

Increase (Decrease) to net Income for normalized EBITDA
Elimination of other depreciation and amortization               327
Elimination of other financing costs                             623
                                                              ------
Adjustment to normalized results                                 950
                                                              ------
Net Income (Loss) after excluding items to normalize
    results and interest, depreciation, taxes and
    amortization                                                 246
                                                              ======



About Thomas Equipment Inc. ("TEQI"): Thomas Equipment Inc., www.thomasequipment.net and www.thomasloaders.com, Thomas is an innovative and technologically advanced global manufacturer of a full line of skid steer and mini skid steer loaders as well as attachments, mobile screening plants and six models of mini excavators. Thomas distributes its products through a worldwide network of distributors and wholesalers. In addition, Thomas manufactures specialty industrial and construction products and a complete line of potato harvesting and handling equipment.
Safe Harbor Statement Under the Private Securities Litigation Act of 1995 - With the exception of historical information, the matters discussed in this press release are forward-looking statements that involve a number of risks and uncertainties. The actual future results of TEQI could differ significantly from those statements. Factors that could cause actual results to differ materially include risks and uncertainties such as the inability to finance the company's operations or expansion, inability to hire and retain qualified personnel, changes in the general economic climate, including rising interest rate and unanticipated events such as terrorist activities. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, such statements should not be regarded as a representation by the Company, or any other person, that such forward-looking statements will be achieved. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the foregoing, readers are cautioned not to place undue reliance on such forward-looking statements. For further risk factors see the risk factors associated with our Company, review our SEC filings.

---------------------
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